SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-12

                          Capital Southwest Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

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         3)       Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)       Proposed maximum aggregate value of transaction:

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         5)       Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

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         3)       Filing Party:

                  --------------------------------------------------------------
         4)       Date Filed:

To the Shareholders of Capital Southwest Corporation:

         Our annual meeting of shareholders will be held on July 19, 2004, at 10:00 a.m. in the North Dallas Bank Tower Meeting Room (First Floor), 12900 Preston Road, Dallas, Texas.

         A notice of the annual meeting, a proxy and a proxy statement containing information about matters to be acted upon are enclosed. Holders of our common stock are entitled to vote on the basis of one vote for each share held. If you attend the annual meeting, you retain the right to vote in person even though you previously voted by the enclosed proxy.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance. Please review the proxy statement and sign, date and return the enclosed proxy at your earliest convenience. I look forward to meeting with you and, together with our directors and officers, discussing our business. I hope you will be present.


                                Very truly yours,


                                /s/ William R. Thomas

                                William R. Thomas
                                President and Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD July 19, 2004

To the Shareholders of Capital Southwest Corporation:

         NOTICE IS HEREBY GIVEN that our annual meeting of shareholders will be held on Monday, July 19, 2004, at 10:00 a.m., Dallas time, in the Meeting Room (First Floor) of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, for the following purposes:

1. To elect five directors to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified.

2. To ratify the appointment by our audit committee of Ernst & Young LLP as our independent auditors.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only record holders of our common stock at the close of business on June 1, 2004 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.


         If you do not expect to attend in person, please sign, date and return the proxy in the enclosed envelope. No postage is required for mailing in the United States.



                                        By Order of the Board of Directors

                                        SUSAN K. HODGSON
                                        Secretary
                                        Dallas, Texas
June 4, 2004

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD July 19, 2004

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Capital Southwest Corporation, a Texas corporation, with principal executive offices at 12900 Preston Road, Suite 700, Dallas, Texas 75230, of proxies to be voted at the annual meeting of shareholders to be held on July 19, 2004 or any adjournment thereof. The date on which this proxy statement and the enclosed form of proxy are first being sent or given to our shareholders is on or about June 4, 2004.

                             PURPOSES OF THE MEETING

         The annual  meeting of  shareholders  is to be held for the purposes of
(1) electing five persons to serve as our directors until the next annual meeting of shareholders, or until their respective successors shall be elected and qualified; (2) ratifying the appointment by the audit committee of Ernst & Young LLP as our independent auditors; and (3) transacting such other business as may properly come before the meeting or any adjournment thereof.

                              VOTING AT THE MEETING

         The record date for holders of our common stock entitled to notice of, and to vote at, the annual meeting of shareholders is the close of business on June 1, 2004, at which time we had outstanding and entitled to vote at the meeting 3,857,051 shares of common stock.

         The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum. Each shareholder is entitled to one vote, in person or by proxy, for each share of common stock held in its name at the close of business on the record date. Shareholders who are present, in person or by proxy, but abstain from voting on any matter will be counted as present at the meeting for purposes of constituting a quorum, but not for purposes of determining the final vote on any matter. Similarly, nominees (such as broker-dealers) who are present, in person or by proxy, but abstain or refrain from voting on any item, will be counted as present at the meeting, but not voting on any such item.

         To be elected a director, each nominee must receive the favorable vote of the holders of a majority of the shares of common stock entitled to vote and represented at the annual meeting. In order to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending March 31, 2005, the ratification proposal must receive the favorable vote of a majority of the shares of common stock entitled to vote and represented at the annual meeting.

         Each proxy delivered to us, unless the shareholder otherwise specifies therein, will be voted FOR the election as directors of the persons nominated as directors and FOR the ratification of the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP as independent auditors. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the specification. As to any other matter or business which may be properly brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor our board of directors knows of any such other matter or business.

         You may vote shares held directly in your name in person at the meeting. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

         You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by proxy, or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy. You must specifically revoke your proxy.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Five directors are proposed to be elected at the meeting to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified. Each of the named persons currently serves as our director. The address of each of the following director nominees is c/o Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230.

Nominees for Director

                                                                                        Other
                                         Term of Office         Principal           Directorships
                          Position(s)     and Length of        Occupation(s)           Held by
Name and Age                 Held          Time Served       During Past 5 Years       Nominee
------------              -----------    ---------------    --------------------    -------------
Not Interested Persons
----------------------
Graeme W. Henderson       Director       One year;            Self-employed as a
Age 70                                   director since       private investor
                                         1976                 and consultant





                                          2

                                                                                        Other
                                         Term of Office         Principal           Directorships
                          Position(s)     and Length of        Occupation(s)           Held by
Name and Age                 Held          Time Served       During Past 5 Years       Nominee
------------              -----------    ---------------    --------------------    -------------

Samuel B. Ligon           Director       One year;            Chairman of
Age 65                                   director since       Jokari/US, Inc.;
                                         2003                 Chairman and CEO
                                                              of Smith
                                                              Abrasives, Inc.

John H. Wilson            Director       One year;            President of U.S.     Encore Wire
Age 61                                   director since       Equity                Corporation and
                                         1988                 Corporation, a        Palm Harbor
                                                              venture capital       Homes, Inc.
                                                              investment firm
Interested Persons
------------------

Gary L. Martin            Vice           One year; Vice       President of The
Age 57                    President      President since      Whitmore
                          and Director   1984 and             Manufacturing
                                         director since       Company and
                                         1988                 Vice President of
                                                              the Company

William R. Thomas         President,     One year;            President and         Alamo Group
Age 75                    Director       President since      Chairman of the       Inc., Encore
                          and            1980, Chairman       Board                 Wire
                          Chairman of    since 1982 and                             Corporation, and
                          the Board      director since                             Palm Harbor
                                         1972                                       Homes, Inc.

         Our Nominating Committee has determined that Messrs. Thomas and Martin, who are our employees, are "interested persons" as defined in the Investment Company Act of 1940 and are not "independent" as defined by the Nasdaq Stock Market Listing Standards. The Committee has determined that Messrs. Henderson, Ligon and Wilson are "independent" as defined by the Nasdaq Stock Market Listing Standards and they are not "interested persons" as defined by the Investment Company Act of 1940.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During our fiscal year ended March 31, 2004, our Board of Directors held six meetings. The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee to assist the Board in carrying out its duties. During the year, our Audit Committee held six meetings and our Compensation Committee held two meetings. Our Nominating Committee, which was formed April 19, 2004, held one meeting. No director attended less than 75% of the total number of board and committee meetings on which the directors served. Three of our four directors who were serving at the time attended our 2003 annual meeting of shareholders.

Audit Committee

         The Audit Committee members are Messrs. Henderson (Chairman), Ligon and Wilson. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of: (1) our accounting and financial reporting processes and the integrity of our financial statements; (2) our systems of internal accounting and financial controls; (3) the independence, qualification and performance of our independent auditors; and (4) our compliance with ethics policies and legal and regulatory requirements relating to financial statements and reporting. The committee has the responsibility for selecting our independent auditors and pre-approving audit and non-audit services. Among other things, the Audit Committee prepares a report for inclusion in the annual proxy statement; reviews the Audit Committee charter and the committee's performance; approves the scope of the annual audit; reviews our corporate policies with respect to financial reporting and valuation of our investments. The committee also oversees investigations into complaints concerning financial matters. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Compensation Committee

         The  Compensation  Committee  members  are Messrs.  Wilson  (Chairman),
Henderson and Ligon. The Compensation Committee (1) discharges the Board's responsibilities to establish the compensation of our executives; (2) produces an annual report on executive compensation for inclusion in our annual proxy statement; and (3) provides general oversight for our compensation structure, including our equity compensation plans and benefits programs. Other specific duties and responsibilities of the committee include reviewing and approving objectives relative to executive officers' compensation; approving and amending our incentive compensation and stock option programs (subject to shareholder approval if required); and annually evaluating its performance and its charter.

Nominating Committee

         The Nominating Committee members are Messrs. Wilson (Chairman), Henderson and Ligon. The Nominating Committee has the responsibility to (1) determine and recommend to the Board the slate of director nominees to be proposed to our shareholders; (2) identify and recommend to the Board individuals qualified to become Board members; and (3) insure that the Board and its committees are appropriately constituted. The Nominating Committee will consider director nominations made by shareholders, who should send nominations to our corporate secretary, Susan K. Hodgson. Shareholder nominations proposed for consideration by the Nominating Committee must include the nominee's name and qualifications for Board membership. See "Shareholder Proposals" on page 17.

         The Nominating Committee seeks to identify, and the Board of Directors selects, director candidates who (1) have significant experience that is relevant and beneficial to the Board of Directors and the Company, (2) are willing and able to make sufficient time commitments to the Company's affairs in order to perform their duties as directors, including regular attendance of Board and committee meetings, (3) have a record of character and integrity, and
(4) represent the interests of the Company's shareholders. The evaluation process for nominees is the same regardless of the source of the recommendation.

Committee Member Independence

         All of the members of the Audit Committee, the Compensation Committee and the Nominating Committee are "independent" as defined by the Nasdaq Stock Market Listing Standards and the Sarbanes-Oxley Act of 2002. Nominating
Committee members are not "interested persons" as defined by the Investment Company Act of 1940.

Communication with Directors

         Shareholders who wish to send communications to independent members of the Board should address such communications to John H. Wilson, independent director, at 1500 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX 75240.

Compensation of Directors

         In addition to reimbursement of travel expenses for attendance at Board meetings, a director who is not our employee receives an annual fee of $16,000 for service as a director and $6,000 for service as chairman of the Audit Committee and the Compensation Committee. In addition, non-employee directors receive $1,000 for each directors' meeting attended (excluding telephone meetings) and $500 for each committee meeting attended, subject to a maximum of $6,000 per year in aggregate meeting fees.

Compensation Committee Interlocks and Insider Participation

         None of our executive officers served as a member of the compensation committee of the board of directors or as a director of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Vote Required

         Nominees who receive the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented at the annual meeting shall be re-elected as our directors. Abstentions will have no effect on the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. You may give each nominee one vote for each share you hold. The proxy holders intend to vote the shares represented by proxies to elect the five nominees to the board set forth in Proposal 1.

Board Recommendation

         The Board recommends that you vote "For" each of the nominees to the Board set forth in this Proposal 1.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 2004 by (1) each person, so far as is known to our management, who is the beneficial owner (as that term is defined in the rules and regulations of the SEC) of more than 5% of our outstanding common stock, (2) each executive officer named in the Summary Compensation Table, (3) each nominee for director, and (4) all directors and executive officers as a group. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned.

      Name and Address of                            Shares Owned     Percent of
      Beneficial Owner                               Beneficially       Class
      ----------------                               ------------        ----

      William R. Thomas..........................   965,799 (1)(2)(3)   25.0%
      12900 Preston Rd., Suite 700
      Dallas, Texas 75230

      Artisan Partners Limited Partnership ......   378,969 (4)          9.8
      1000 North Water Street #1770
      Milwaukee, Wisconsin 53202

      Third Avenue Management LLC................   334,773 (5)          8.7
      622 Third Avenue, 32nd Floor
      New York, New York 10017

      First Manhattan Company ...................   227,487 (6)          5.9
      437 Madison Avenue
      New York, New York 10022

      Gary L. Martin ............................   220,449 (2)          5.7
      12900 Preston Rd., Suite 700
      Dallas, Texas 75230

      Patrick F. Hamner .........................   132,208 (2)(3)       3.4

      Graeme W. Henderson .......................     4,700 (7)          0.1

      William M. Ashbaugh .......................     3,000 (3)           -

      Samuel B. Ligon ...........................     1,000               -

      John H. Wilson ............................     1,000               -

      All directors and executive officers as a
      group (8 persons).......................... 1,123,090 (8)         29.0

----------
(1) Mr. Thomas has sole voting and investment power with respect to 615,000 shares, which include 75,948 shares owned by his two children and 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 50.7% limited partnership interest. Mr. Thomas holds a majority interest in and is President and sole manager of Thomas Heritage Company, LLC, the sole general partner of Thomas Heritage Partners, Ltd.

(2) Mr. Thomas is a trustee of certain trusts pursuant to ESOPs for our employees and employees of our wholly-owned portfolio companies owning 256,655 shares, with the power as trustee to vote such shares. Mr. Thomas also participates in the power to direct the trustees in the voting of 88,144 shares owned by a trust pursuant to a pension plan for our employees and certain of our wholly-owned portfolio companies. Accordingly, Mr. Thomas has shared voting and investment power with respect to the 344,799 shares, representing 8.9% of our outstanding common stock, owned by the aforementioned trusts. Under the rules and regulations of the SEC, Mr. Thomas is deemed to be the beneficial owner of such 344,799 shares, which are included in the shares beneficially owned by Mr. Thomas.

     Mr. Martin serves as trustee, with Mr. Thomas, of one of the aforementioned trusts owning 32,036 shares and participates in the power to direct the trustees in the voting of 88,144 shares owned by the other aforementioned trust. Accordingly, Mr. Martin has shared voting and investment power with respect to the 120,180 shares. Under the rules and regulations of the SEC, Mr. Martin is deemed to be the beneficial owner of such 120,180 shares, which are included in the shares beneficially owned by Mr. Martin. Of the shares owned by a trust pursuant to the aforementioned ESOPs, 4,121 were allocated to Mr. Martin, all of which were vested.

     Mr. Hamner, with Messrs. Thomas and Martin, participates in the power to direct the trustees in the voting of 88,144 shares owned by one of the aforementioned trusts. Under the rules and regulations of the SEC, Mr. Hamner is deemed to be the beneficial owner of such 88,144 shares, which are included in the shares beneficially owned by Mr. Hamner.

(3) Includes 3,000, 9,000 and 6,000 shares subject to immediately exercisable stock options held by Messrs. Ashbaugh, Hamner and Thomas, respectively.

(4) As reported to us by Artisan Partners Limited Partnership, Artisan Partners or Artisan Investment Corporation or Andrew A. Ziegler, individually, or Carlene Murphy Ziegler, individually, had sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to 378,969 shares by reasons of advisory and other relationships with the persons who own the shares. Artisan Partners is an investment adviser; Artisan Investment is the General Partner of Artisan Partners; and Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Investment.

(5) As reported to us by Third Avenue Management LLC, Third Avenue or Martin J. Whitman, individually, had shared voting and dispositive power with respect to none of such shares, sole voting power with respect to 327,453 shares and sole dispositive power with respect to 334,773 shares by reasons of advisory and other relationships with the persons who own the shares. Third Avenue and Martin J. Whitman beneficially own 310,529 and 24,244, respectively, of such shares.

(6) As reported to us by First Manhattan Co., First Manhattan had sole voting and dispositive power with respect to 100 shares, shared voting power with respect to 223,212 shares and shared dispositive power with respect to 227,387 shares by reasons of advisory and other relationships with the persons who own the shares.

(7) Includes 1,500 shares held by a retirement trust for the benefit of Mr. Henderson.

(8) Includes (a) the shares owned by the partnership and trusts referred to in notes (1) and (2), respectively, to the above table, (b) 21,200 shares subject to immediately exercisable stock options (including those referred to in note (3) to the above table), (c) 1,500 shares held in a retirement trust for the benefit of Mr. Henderson and (d) 75,948 shares owned by immediate family members of Mr. Thomas.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file with the SEC. Based solely upon a review of the copies of such forms furnished to us, we believe that each of our officers, directors and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements applicable to them during the fiscal year ended March 31, 2004.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth summary information regarding the compensation (excluding Mr. Thomas' retirement benefit described on page 12) earned by or paid to William R. Thomas, President and Chairman of the Board, and the next three most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 for the fiscal year ended March 31, 2004.

                                                                                Long-term
                                                                              Compensation
                                            Annual Compensation                   Awards
                                     -----------------------------------   ---------------------
     Name and              Fiscal                         Other Annual     Securities Underlying       All Other
Principal Position          Year     Salary      Bonus   Compensation(1)         Options (#)         Compensation(2)
------------------          ----     ------      -----   ---------------   ---------------------    ---------------

William R. Thomas           2004    $250,000   $   --       $ 20,000               6,000               $   --
   President and            2003     250,000       --         10,000               6,000                   --
   Chairman of the Board    2002     250,000     10,417        8,500               6,000                   --




                                       8

                                                                                Long-term
                                                                              Compensation
                                            Annual Compensation                   Awards
                                     -----------------------------------   ---------------------
     Name and              Fiscal                         Other Annual     Securities Underlying       All Other
Principal Position          Year     Salary      Bonus   Compensation(1)         Options (#)         Compensation(2)
------------------          ----     ------      -----   ---------------   ---------------------    ---------------

Gary L. Martin              2004    $185,000   $ 42,135     $   --                  --                 $  5,600
   Vice President           2003     183,750     12,135         --                14,000                   --
                            2002     178,800     17,077         --                14,000                   --

Patrick F. Hamner           2004     185,000     47,708        6,792              20,000                 13,208
   Vice President           2003     183,750     27,708         --                34,000                 10,000
                            2002     172,500     37,500         --                34,000                  8,500

William M. Ashbaugh         2004     177,500     47,500        6,792              15,000                 13,208
   Vice President           2003     167,500     27,083         --                15,000                  9,729
                            2002      96,410     14,222         --                15,000                   --

 ----------
(1) Represents amounts accrued for each executive officer in lieu of a contribution to his account in an ESOP.

(2) Represents amounts contributed to the ESOP accounts of each executive officer.

         The aggregate amount of perquisites and other personal benefits provided to Messrs. Thomas, Martin, Hamner and Ashbaugh was less than 10% of the total of annual salary and bonus of such officers.

         In accordance with our established policy, our officers and employees are required to remit to us all compensation received for serving as a director of any of our portfolio companies.

Additional Compensation Information

         The following table sets forth additional compensation information for the fiscal year ended March 31, 2004 for each of the three highest-paid executive officers whose compensation exceeded $60,000 and for all other directors (Graeme W. Henderson, Samuel B. Ligon and John H. Wilson), who are not our employees.

                                         Pension or Retirement  Estimated Annual
                           Aggregate      Benefits Accrued        Corporation's
Name and Position        Compensation    as Part of Expenses        Retirement
-----------------        ------------   ---------------------   ----------------

William R. Thomas        $270,000 (1)           (3)                   (4)
   Director, President
   and Chairman

                                        Pension or Retirement   Estimated Annual
                           Aggregate      Benefits Accrued        Corporation's
Name and Position        Compensation    as Part of Expenses        Retirement
-----------------        ------------   ---------------------   ----------------

Gary L. Martin           $232,735 (1)           (3)                   (4)
   Director and Vice
   President

Patrick F. Hamner         252,708 (1)           (3)                   (4)
   Vice President

Graeme W. Henderson        28,000 (2)          None                  None
   Director

Samuel B. Ligon            11,000 (2)          None                  None
   Director

John H. Wilson             26,500 (2)          None                  None
   Director

----------
(1) See "Option Exercises and Fiscal Year End Values" for information regarding stock options exercised during or held at the end of the fiscal year ended March 31, 2004. See "Retirement Plans" for information on our Retirement Plan and Retirement Restoration Plan. See "Stock Ownership Plan" for a description of our ESOP and "Summary Compensation Table" for amounts contributed to each officer's ESOP account.

(2) Directors who are not our employees are compensated as described under "Compensation of Directors" and are not participants in our retirement plan or ESOP.

(3) As described in note 7 to our Consolidated Financial Statements, the Retirement Plan was overfunded and therefore generated a benefit for the year ended March 31, 2004. After deducting the expense of the unfunded Retirement Restoration Plan, our net benefit attributable to both plans was $272,912 for the year ended March 31, 2004. Our net benefit is not allocated to individual plan participants.

(4) Individual retirement benefits are based on formulas relating benefits to average final compensation and years of credited service. See "Retirement Plans" which includes both a table of estimated annual retirement benefits and a description of the retirement benefits currently payable to Mr. Thomas.

Option Grants

         No common stock options were granted during the fiscal year ended March 31, 2004.

Option Exercises and Fiscal Year End Values

         The following table discloses, for the named executive officers, information regarding stock options exercised during, or held at the end of, fiscal 2004.


                                                            Number of Securities                      Value of Unexercised
                                                           Underlying Unexercised                     In-the-Money Options
                        Shares                               Options at 3/31/04                          at 3/31/04(2)
                     Acquired on        Value      -------------------------------------   -------------------------------------
Name                 Exercise (#)   Realized (1)    Exercisable (#)    Unexercisable (#)      Exercisable        Unexercisable
----                 ------------   ------------   -----------------   -----------------   -----------------   -----------------
William R. Thomas         --          $   --            6,000                 --                $   --             $   --
Gary L. Martin          14,000         297,150           --                   --                    --                 --
Patrick F. Hamner       14,000         323,470          9,000               11,000                41,880             62,820
William M. Ashbaugh       --              --            3,000               12,000                29,310            117,240

_____________________
(1) Value realized is calculated as the fair market value on the date of exercise, net of the option exercise price, but before any tax liabilities or transaction costs.

(2) Value of unexercised options is calculated at the closing market price on March 31, 2004 ($75.47), net of the option exercise price, but before any tax liabilities or transaction costs.

Retirement Plans

         The foregoing Summary Compensation Table does not include any contribution, payment or accrual under a qualified non-contributory retirement plan (retirement plan maintained by us and certain of our wholly-owned portfolio companies), as such amounts cannot readily be separately or individually calculated. Messrs. Ashbaugh, Hamner and Martin now participate in the retirement plan, and Mr. Thomas is currently receiving retirement benefit payments. An eligible employee or his survivor will be entitled under the retirement plan to receive, upon retirement, death or disability, monthly payments based upon formulas relating benefits to salary and years of credited service, which is generally determined by averaging the five consecutive years of highest compensation prior to retirement. Salaries and bonuses (excluding other annual compensation) reported in the foregoing Summary Compensation Table are substantially identical to compensation covered by the retirement plan (covered compensation). Payment of benefits is funded by the company.

         The following table sets forth, for purposes of illustration, the estimated annual retirement benefit payable under the retirement plan as a straight life annuity upon retirement to participants of specified covered compensation and years of credited service who are fully vested (five years of service). Messrs. Ashbaugh, Hamner and Martin had 2, 22, and 31 years, respectively, of credited service under the plan as of May 1, 2004. All calculations assume retirement in 2004 at age 65 (normal retirement age).

Total Covered                       Estimated Annual Benefits
Compensation                           Based on Service of
--------------     -------------------------------------------------------------
                   15 Years      20 Years     25 Years     30 Years     35 Years
                   --------      --------     --------     --------     --------
 $125,000......... $ 31,112      $ 41,483     $ 51,854     $ 62,225       72,595
  150,000.........   38,237        50,983       63,729       76,475       89,220
  175,000.........   45,362        60,483       75,604       90,725      105,845
  200,000.........   52,487        69,983       87,479      104,975      122,470

Total Covered                       Estimated Annual Benefits
Compensation                           Based on Service of
--------------     -------------------------------------------------------------
                   15 Years      20 Years     25 Years     30 Years     35 Years
                   --------      --------     --------     --------     --------
 $225,000......... $ 59,612     $  79,483    $  99,354     $119,225     $139,095
  250,000.........   66,737        88,983      111,229      133,475      155,720
  300,000........    80,987       107,983      134,979      161,975      188,970
  350,000.........   95,237       126,983      158,729      190,475      222,220
  400,000.........  109,487       145,983      182,479      218,975      255,470

         Certain of the amounts in the above table are subject to reduction because applicable federal regulations limit the amount of annual benefits payable to certain higher-paid participants under a tax-qualified retirement plan, such as the retirement plan. The extent of such reductions will vary in individual cases according to circumstances existing at the time pension payments commence. Consequently, we and certain of our wholly-owned portfolio companies have adopted an unfunded benefit equalization plan (the retirement restoration plan) to compensate our employees and chief executive officers of certain of our wholly-owned portfolio companies for the loss of retirement benefits resulting from such limitations. This retirement restoration plan provides for the payment, upon retirement, of the difference between the maximum annual payment permissible under the retirement plan pursuant to federal limitations and the amount which would otherwise have been payable.

         Mr. Thomas is entitled to a substantially increased annual retirement benefit as a result of his service beyond the normal retirement age and to an additional annual retirement benefit as a result of his credited service prior to April 1972 under a retirement benefit formula of our retirement plan which was modified for credited service subsequent to April 1972. Although Mr. Thomas is a full-time employee, Section 401(a)(9) of the Internal Revenue Code required that he begin receiving monthly retirement benefit payments on April 1, 2000 because of his age and ownership of more than 5% of our common stock. Retirement benefits payable (for life only) to Mr. Thomas under the retirement plan and retirement restoration plan total $440,342 per annum.

Stock Ownership Plan

         We maintain an Employee Stock Ownership Plan ("ESOP") for our employees and one of our wholly-owned portfolio companies in which Messrs. Ashbaugh and Hamner participate. The Whitmore Manufacturing Company maintains an ESOP for its employees, in which Mr. Martin participates. Employees who have completed one year of credited service, as defined in the plan, are eligible to participate in the ESOP. Contributions to the ESOP are discretionary, within limits established by the Internal Revenue Code. Funds contributed to the trust established under the ESOP are applied by the trustees to the purchase, in the open market at prevailing market prices, of our common stock. A participant's interest in contributions to the ESOP fully vests after five years of credited service, and such vested interest is distributed to a participant at retirement, death or total disability, or after a one year break in service resulting from termination of employment for any other reason. See note (2) to the table under "Stock Ownership of Certain Beneficial Owners".

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (1) discharges the Board's responsibilities to establish the compensation of our executives; (2) produces a report on executive compensation for inclusion in our annual proxy statement; and (3) provides general oversight of our compensation structure, including our equity compensation plans and benefits programs. Other specific duties and responsibilities of the committee include reviewing and approving objectives relative to executive officers' compensation and approving and amending our incentive compensation and stock option programs (subject to shareholder approval if required). The Committee, which consists of three independent directors, met two times in the fiscal year ended March 31, 2004.

         The goals of our compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute to the success of the company's investment management activities. The individual judgments made by the Compensation Committee are subjective and are based largely on the recommendations of the chief executive officer and the Compensation Committee's perception of each executive's contribution to both the company's past performance and long-term growth potential. The principal elements of compensation for executive officers are base salary, discretionary bonus payments, stock options granted under the stock option plan and contributions pursuant to the ESOP.

         Base salaries were determined by the Compensation Committee in July 2003 for each of the executive officers on an individual basis, taking into consideration individual contributions to performance, length of tenure, compensation levels for comparable positions and internal equities among positions. In addition to base salaries, certain executive officers received bonus payments in March 2004, the amounts of which were determined by the Compensation Committee on a discretionary basis.

         In July 2003, the Compensation Committee established the base salary of our chief executive officer, William R. Thomas, at $250,000 per annum, a continuation of the level established in July 1993. At Mr. Thomas' request, he was not awarded a year-end bonus in March 2004 or in the four preceding years.

         No stock options were granted during the fiscal year ended March 31, 2004. On that date, options to purchase a total of 54,500 shares were outstanding, representing a 1.4% fully-diluted equity interest.

         An additional equity incentive is provided by the ESOP, to which the Compensation Committee authorized a contribution equivalent to 10% of each participating employee's covered compensation for the fiscal year ended March 31, 2004 subject to limits imposed by the Internal Revenue Service ("IRS"). To conform to IRS limits, a maximum of 6.604% of each participating employee's covered compensation was contributed to the ESOP and 3.396% was paid in cash to each employee in lieu of an ESOP contribution.

                                        Compensation Committee
                                        John H. Wilson, Chairman
                                        Graeme W. Henderson
                                        Samuel B. Ligon


                                PERFORMANCE GRAPH

         The following graph compares our cumulative total stockholder return during the last five years (based on the market price of our common stock and assuming reinvestment of all dividends and tax credits on retained long-term capital gains) with the Total Return Index for the Nasdaq Stock Market (U.S.
Companies) and with the Total Return Index for Nasdaq Financial Stocks, both of which indices have been prepared by the Center for Research in Security Prices at the University of Chicago.

                Comparison of Five Year Cumulative Total Returns


 [Graph omitted]


       Nasdaq Total Return (U.S.)   Nasdaq Financial Stocks     Capital Southwest Corporation
1999         100.000                        100.000                      100.000
2000         185.806                         94.771                       76.973
2001          74.390                        104.923                       92.416
2002          74.968                        130.564                       98.680
2003          55.027                        121.161                       69.804
2004          81.207                        174.233                      107.588

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee consists of three members of the Corporation's Board of Directors. Each member is an independent director as required by Sarbanes-Oxley and Nasdaq. In addition, the Board of Directors has determined that Graeme W. Henderson is an Audit Committee Financial Expert as defined by SEC rules. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Audit Committee Charter, which the Board of Directors adopted on May 27, 2003. A copy of the Amended and Restated Audit Committee Charter is available on our website at www.capitalsouthwest.com.

         The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Corporation's system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of the valuation of restricted securities and other significant judgments; and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with Ernst &Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Statement on Auditing Standards No. 99, and SEC Rules discussed in Final Release Nos. 33-8183 and
33-8183a. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Corporation, including the matters in the written disclosures and letter we received from the independent auditors as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee also met with Ernst & Young LLP, with and without management present, to discuss the results of their audit, their evaluation of the Corporation's internal controls and the overall quality of the Corporation's financial reporting.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the SEC.

                                    Audit Committee
                                    Graeme W. Henderson, Chairman
                                    Samuel B. Ligon
                                    John H. Wilson

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         On May 2, 2003, KPMG LLP was dismissed as our independent accountant and on April 24, 2003, the Audit Committee unanimously voted in favor of the appointment of Ernst & Young LLP to serve as our independent accountant for the fiscal year ending March 31, 2004. The Audit Committee has appointed the firm of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2005.

         In connection with its audits of the two most recent fiscal years ended March 31, 2003 and during the subsequent interim period ended May 9, 2003, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Also, during the two most recent fiscal years and through May 9, 2003, we did not consult Ernst & Young LLP regarding any of the events described in Item 304 (a) (2) (i) - (ii) of Regulation S-K. The reports of KPMG LLP on the financial statements for the years ended March 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion.

         We are asking the shareholders to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending March 31, 2005. Ernst & Young LLP was appointed by the Audit Committee in accordance with its charter. In order to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending March 31, 2005, the proposal must receive the favorable vote of a majority of the shares entitled to vote and represented at the annual meeting. If shareholders fail to ratify the appointment, the Audit Committee may reconsider the appointment.

         A representative of Ernst & Young LLP for the fiscal year ended March 31, 2004, will be present at the annual meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.

         The board recommends that you vote "For" the ratification of the appointment of Ernst & Young LLP as our independent auditors.

                              AUDIT AND OTHER FEES

         The following table sets forth fees for services rendered by Ernst & Young LLP for the fiscal year ended March 31, 2004 and by KPMG LLP for the fiscal year ended March 31, 2003.

                                  2004       2003
                                --------   --------
Audit Fees(1)                   $ 62,000   $ 53,000
Audit-Related Fees(2)                -0-        -0-
Tax Fees(3)                        5,500      4,000
All Other Fees                       -0-        -0-
                                --------   --------
Total Fees                      $ 67,500   $ 57,000
                                ========   ========

----------
(1) Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2) Represents fees for assurance services related to the audit of our financial statements and for services in connection with audits of our benefit plans.

(3) Represents fees for services provided in connection with tax compliance, tax advice and tax planning.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence. In accordance with its charter, the Audit Committee approves in advance all audit and tax services to be provided by Ernst & Young LLP. In other cases, the chairman of the Audit Committee has the delegated authority from the committee to pre-approve certain additional services, and such pre-approvals are communicated to the full committee at its next meeting. During the fiscal year 2004, all services were pre-approved by the Audit Committee in accordance with this policy.

                                  OTHER MATTERS

         As of the mailing date of this proxy statement, the Board of Directors knows of no other matters to be presented at the meeting. Should any of the matters requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         Any shareholder who intends to present a proposal at the annual meeting in the year 2005, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to our corporate secretary, Susan K. Hodgson, at 12900 Preston Road, Suite 700, Dallas, Texas 75230, no later than February 4, 2005. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

         Any shareholder who intends to bring business to the annual meeting in the year 2005, but not include the proposal in our proxy statement, or to nominate a person to the board of directors, must also give written notice to our corporate secretary, Susan K. Hodgson at the address set forth in the preceding paragraph, by February 4, 2005.

                       EXPENSES OF SOLICITATION OF PROXIES

         In addition to the use of the mails, proxies may be solicited by personal interview and telephone by our directors, officers and employees, who will not receive additional compensation for such services. We will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials. The cost of soliciting proxies will be borne by us.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering the fiscal year ended March 31, 2004 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

         A copy of the fiscal 2004 Form 10-K report filed with the SEC will be mailed to shareholders without charge upon written request to Susan K. Hodgson, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230.

         A copy of the Form 10-K will be available via the Internet at our website (www.capitalsouthwest.com) and the EDGAR version of such report will be available at the SEC's website (www.sec.gov).

         Any complaint regarding accounting, internal accounting controls or auditing matters should be mailed to John H. Wilson, independent director and Audit Committee member, at 1500 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX 75240. Written complaints may be submitted anonymously.